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                                                                Exhibit 10.1(1)

                Patriot American Hospitality Partnership, L.P.

                              First Amendment to
                          First Amended and Restated
                       Agreement of Limited Partnership


      This First Amendment is made as of March 5, 1996 by PAH GP, Inc., a Virginia corporation, as general partner (the "General Partner") of Patriot American Hospitality Partnership, L.P. (the "Partnership") for the purpose of amending the First Amended and Restated Agreement of Limited Partnership of the Partnership dated October 2, 1995 (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

      WHEREAS, the Persons listed on Schedule A attached hereto (the
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"Contributors") have made the Capital Contributions to the Partnership enumerated on such Schedule in connection with that Agreement of Purchase and Sale between PAH Acquisition Corporation and Buckhead Hospitality, J.V. dated January 31, 1996; and

      WHEREAS, the General Partner desires to accept such Capital Contributions and, to the extent such Contributors are not original Limited Partners, to admit the Contributors to the Partnership as Additional Limited Partners.

      NOW THEREFORE, the General Partner has undertaken to take certain actions as follows:

      Section 1.  Admission of Additional Limited Partners.
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      (a) Each of the Contributors have made the Capital Contributions set forth on Schedule A. The General Partner hereby accepts such Capital Contributions. In
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consideration of these Capital Contributions and pursuant to Section 4.02(a)(i)
of the Partnership Agreement, the General Partner hereby admits each Contributor who is not an Original Limited Partner as an Additional Limited Partner of the Partnership.

      (b) The admission of each Contributor who is not an Original Limited Partner as an Additional Limited Partner shall become effective as of the date of this First Amendment, which will also be the date upon which the names of such Contributors are recorded on the books and records of the Partnership.

      Section 2. Issuance of Partnership Units. Pursuant to Section 4.02(a)(i)
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of the Partnership Agreement, the General Partner hereby issues to each of the
Contributors the number of Partnership Units set forth next to such Contributor's name on Schedule A.
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      Section 3. Amendment to Partnership Agreement. Pursuant to Article XI of
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the Partnership Agreement, the General Partner hereby amends the Partnership
Agreement by deleting Exhibit A in its entirety and replacing it with Exhibit A
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attached hereto.


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      IN WITNESS WHEREOF, the General Partner has executed this First Amendment as of the date first written above.

                                    GENERAL PARTNER

                                    PAH GP, INC.


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                                    By:  Paul A. Nussbaum
                                    Its: Chairman of the Board and
                                          Chief Executive Officer






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